As filed with the Securities and Exchange Commission on December 27, 2000.
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                             WINN-DIXIE STORES, INC.
      (and certain subsidiaries named in "Table of Additional Registrants"
         on the following page)

               (Exact name of registrant as specified in charter)
            Florida                                    59-0519290
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                                                    E. Ellis Zahra, Jr.
                    Senior Vice President and General Counsel
                                                  Winn-Dixie Stores, Inc.
       5050 Edgewood Court                         5050 Edgewood Court
  Jacksonville, Florida 32254-3699            Jacksonville, Florida 32254-3699
         (904) 783-5000                              (904) 783-5000
(Address,  including zip code, and           (Name, address, including zip code
TELEPHONE number, including area code, of     and telephone number, including
Registrant's principal executive offices)     area code, of agent for service
                                              of process)

                                 ---------------
                                   Copies to:

       David P. Bicks, Esq.                     Kenneth M. Kirschner, Esq.                  E. Ellis Zahra, Jr., Esq.
LeBoeuf, Lamb, Greene & MacRae, L.L.P.    LeBoeuf, Lamb, Greene & MacRae, L.L.P.             Winn-Dixie Stores, Inc.
       125 West 55th Street                 50 North Laura Street, Suite 2800                  5050 Edgewood Court
New York, New York 10019-5389                Jacksonville, Florida 32202-3650            Jacksonville, Florida 32254-3699

                                 ---------------

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.

                                 ---------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

=============================================== ===================== ====================== ===================== =================
                                                                        Proposed Maximum       Proposed Maximum         Amount of
            Title of Each Class of                  Amount to be         Offering Price           Aggregate            Registration
        Securities to be Registered(1)             Registered (1)          Per Unit(1)       Offering Price(1)(3)         Fee(4)
----------------------------------------------- --------------------- ---------------------- --------------------- -----------------

Debt  Securities,  Warrants to  purchase  Debt     $1,000,000,000             100%              $1,000,000,000           $264,000
Securities and Guarantees (2)..............
=============================================== ===================== ====================== ===================== =================

(1)Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities, Warrants to purchase Debt Securities and Guarantees aggregating $1,000,000,000.

(2)We are registering the Guarantees of the obligations of Winn-Dixie under the Debt Securities that may be provided by the subsidiaries named in the "Table of Additional Registrants" on the following page. No additional consideration will be received for such Guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such Guarantees.

(3)Estimated solely for the purpose of computing the registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the registrant.

(4)This amount was previously paid in connection with the registration of the Debt Securities and Warrants to purchase Debt Securities being carried forward pursuant to Rule 429 under the Securities Act of 1933, as described in the last paragraph on this cover page.

                                 ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement constitutes a combined prospectus relating also to $1,000,000,000 unsold principal amount of Debt Securities and Warrants to purchase Debt Securities registered pursuant to Registration Statement No. 333-50496

                         TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of Winn-Dixie are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:


Subsidiary                    State of Organization             IRS Employer
                                                              Identification No.
------------------------      ---------------------           ------------------
Astor Products, Inc.             Florida                              59-0858632

Crackin' Good, Inc.              Florida                              59-3652948

Deep South Products, Inc.        Florida                              59-0855905

Dixie Packers, Inc.              Florida                              59-1288553

Monterey Canning Co.             California                           59-0875338

Winn-Dixie Charlotte, Inc.       Florida                              59-3264623

Winn-Dixie Logistics, Inc.       Florida                              59-3652949

Winn-Dixie Louisiana, Inc.       Florida                              72-0488573

Winn-Dixie Montgomery, Inc.      Florida                              59-1212119

Winn-Dixie Procurement, Inc.     Florida                              59-3652951

Winn-Dixie Raleigh, Inc.         Florida                              56-0670665

                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 2000

PROSPECTUS




                                 $1,000,000,000


                             WINN-DIXIE STORES, INC.

                                 Debt Securities
                      Warrants to Purchase Debt Securities
                          Guarantees of Debt Securities

                                 ---------------


     We may sell from time to time our senior unsecured debt securities, warrants to purchase our debt securities and guarantees of our debt securities by certain of our subsidiaries having a total initial offering price of up to U.S.$1,000,000,000, or the equivalent amount if any of these securities are denominated in a foreign currency or foreign currency unit. The debt securities will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness, and may be issued in one or more series. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

     We may offer these securities directly or through underwriters, dealers or agents. The accompanying prospectus supplement describes the specific terms of our plan of distribution. The discussion under the heading "Plan of Distribution" below provides more information on this topic.


                                 ---------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------








                      The date of this prospectus is , 2000


                                TABLE OF CONTENTS

Forward-Looking Statements.................................................... 2
About This Prospectus......................................................... 3
Where You Can Find More Information........................................... 3
Incorporation of Information We File with the SEC............................. 3
Winn-Dixie Stores, Inc........................................................ 4
Ratio of Earnings to Fixed Charges............................................ 4
Application of Proceeds....................................................... 5
Description of Debt Securities................................................ 5
Description of Warrants.......................................................19
Plan of Distribution..........................................................20
Legal Opinions................................................................22
Experts.......................................................................22

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, capital expenditures, cost reduction, cash flow and operating improvements and are indicated by words or phrases such as "believes," "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Although forward-looking statements reflect our current views, those statements are subject to risks and uncertainties. The following factors are among the principal factors that could cause actual results to differ materially from the forward-looking statements:

     o    our  ability  to  successfully   complete  the  restructuring  of  our
          management and retail operations, and to realize the cost savings and other benefits of such restructuring;

     o    pricing pressures and other competitive factors;

     o general business and economic conditions in our operating regions, including the rate of inflation/deflation and changes in population, consumer demands and spending, types of employment and numbers of jobs;

     o    changes  in  federal,   state  or  local  legislation  or  regulations
          affecting the retail food and food distribution industries (including environmental compliance);

     o    the availability and integration of potential acquisitions; and

     o    the availability and terms of financing.

     Consequently, actual events and results may vary significantly from those included in or contemplated or implied by the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    ------------------------------------------------------------------------

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with a total initial offering price of up to U.S.$1,000,000,000, or the equivalent amount if any of these securities are denominated in a foreign currency or foreign currency unit. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation of Information We File with the SEC."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Internet web site at http://www.sec.gov. Because our common stock is listed on the New York Stock Exchange, you may also read our SEC filings at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supercede information contained in this prospectus and the accompanying prospectus supplement. We incorporate by reference the documents listed below:

     o Our Annual Report on Form 10-K for the fiscal year ended June 28, 2000;

     o Our Quarterly Report on Form 10-Q for the quarter ended September 20, 2000; and

     o Our Current Reports on Form 8-K dated November 6, 2000 and December 26, 2000.

         We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell and distribute all of the securities covered by this prospectus.

         You may request a copy of any of these filings, at no cost, by writing or telephoning us at:

         Winn-Dixie Stores, Inc.
         Attention:  Shareholder Relations
         5050 Edgewood Court
         Jacksonville, Florida  32254-3699
         Telephone: (904) 783-5000

         You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone else has provided you with additional or different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and the accompanying prospectus supplement or any sale of the securities. We may provide additional updating information in the future by means of supplements to this prospectus, the accompanying prospectus supplement or the documents incorporated by reference. We are not offering to sell or soliciting an offer to buy the securities described in this prospectus in any state where the offer or sale is not permitted.

                             WINN-DIXIE STORES, INC.

         We are one of the nation's largest food retailers based upon published reports of sales, with 1,079 supermarkets in 14 states (primarily in the Southeast) and in the Bahamas Islands as of September 20, 2000. Through a chain of retail self-service food stores we offer broad lines of merchandise, including nationally advertised and private label brands. Food items sold include dry groceries, dairy products, baked goods, meats, poultry, fish, fresh fruit, vegetables, frozen foods and other items commonly marketed by retail food stores. We also sell many general merchandise items, such as magazines, soaps, paper products, health and cosmetic products, hardware and numerous small household items. In addition, many locations have company-operated ancillary departments such as pharmacies and photo labs, as well as in-store banks operated by independent third parties that rent space from us. We support our retail operations through 17 strategically located warehouse distribution facilities and 20 manufacturing facilities. In addition, we are in the process of piloting a liquor store and two fuel centers. Based upon the operating results of these test locations, we will determine whether or not future investments in these areas should be made.

         Winn-Dixie was founded in 1925 and was incorporated in 1928. Our principal executive offices are located at 5050 Edgewood Court, Jacksonville, Florida 32254-3699 (telephone number: (904) 783-5000).


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows the ratios of earnings to fixed charges of Winn-Dixie for the periods indicated:

                                12 Weeks Ended                      Fiscal Year Ended
                                --------------     ----------------------------------------------------
                                 September 20,     June 28,   June 30,   June 24,   June 25,   June 26,
                                     2000            2000       1999       1998       1997       1996
Ratio  of  Earnings  to Fixed
  Charges (1)                         1.2              *         2.1        2.3        2.5        3.0
Adjusted Ratio of Earnings
  to Fixed Charges excluding
  non-recurring charges (1)
  (2)                                 1.4            1.4         2.1        2.4        2.5        3.0

--------------------------------------------------------------------------------
* For fiscal year ended June 28, 2000, earnings were inadequate to cover fixed charges due to non-recurring charges totaling $405 million (see note 2). The dollar amount of the coverage deficiency for the fiscal year ended June 28, 2000 was $302 million.


(1) For purposes of computing these ratios, earnings represent consolidated income before income taxes and fixed charges, and fixed charges represent interest expense, including interest on capitalized leases, and the applicable portion of consolidated rental expense which approximates the interest portion of lease payments


(2) The adjusted ratio of earnings to fixed charges for the 12 weeks ended September 20, 2000 and the fiscal year ended June 28, 2000, respectively, reflects the exclusion of charges of $9 million and $405 million, respectively, relating to the restructuring of our management and retail operations and other non-recurring charges. The adjusted ratio of earnings to fixed charges for the fiscal year ended June 24, 1998 reflects the exclusion of charges totaling $18 million relating to the closing of a facility.

                             APPLICATION OF PROCEEDS

         Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures and working capital. Pending application for those purposes, we may invest the net proceeds in short-term investments and marketable securities.


                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be senior unsecured obligations of Winn-Dixie issued in one or more series under an indenture to be entered into among Winn-Dixie, all Significant Subsidiaries (as defined below) of Winn-Dixie as guarantors (the "subsidiary guarantors") and a banking institution organized under the laws of the United States of America or any state (the "trustee"). The form of the indenture has been filed as an exhibit to our registration statement. The terms of any series of debt securities will be those specified in the indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939. The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should read all of the provisions of the indenture, including the definitions of certain terms, or the form of certificate for the debt securities which are filed as exhibits to our registration statement. To obtain a copy of the indenture or the form of certificate for the debt securities, see "Where You Can Find More Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference, to all of the provisions of the indenture and the certificates evidencing the debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Parenthetical section references refer to the indenture. Capitalized terms used in this summary and not defined are defined in the indenture. When we refer to "Winn-Dixie" in this section, we mean Winn-Dixie Stores, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

         The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.


Specific Terms of Each Series

         Each time that we issue a new series of debt securities, the prospectus supplement relating to that series will specify the particular amount, price and other applicable terms of these debt securities. These terms may include:

     o    the title of the debt securities;

     o if the debt securities of the series will not have the benefit of the guarantees of the subsidiary guarantors;

     o any limit on the total principal amount of the series of debt securities;

     o the price or prices (expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

     o the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

     o the rate or rates, which may be fixed or floating, per annum at which the series of debt securities will bear interest, if any, or the method of determining such rate or rates;

     o the date from which any such interest will accrue on the series of debt securities, the date or dates on which we will pay interest for such debt securities and the record date for determining who is entitled to interest payable on any interest payment date if such record date is to be determined differently than as set forth in the indentures;

     o the place or places where principal of and premium, if any, and interest on the debt securities will be payable;

     o any terms and conditions of any mandatory or optional redemption or repayment option, including any provisions for any sinking or other analogous fund;

     o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

     o the portion of the principal amount of the debt securities, if other than the entire principal amount, that is payable on the declaration of acceleration of the maturity;

     o the applicable overdue rate, if other than the interest rate stated in the title of the series of debt securities;

     o    any additions to the events of default;

     o the currency or currency units for which the series of debt securities may be purchased and the currency or currency units in which the principal, premium, if any, and interest may be payable;

     o whether the debt securities are to be issued in the form of one or more global securities, and, if so, the identity of the depositary or depositaries of such global security or securities; and

     o any other specific terms of the debt securities that are not inconsistent with the indenture. (ss.301)


         We may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. If we issue these kinds of debt securities, we will provide you with additional information regarding the tax consequences and special considerations applicable to such series of debt securities in the related prospectus supplement.

         In addition, we may sell any series of debt securities for foreign currencies or foreign currency units or pay the principal of, premium, if any, or interest on any series of debt securities in foreign currencies or foreign currency units. If we issue these kinds of debt securities, we will provide you with additional information regarding the restrictions, elections, tax consequences, specific terms and other information applicable to such series of debt securities in the related prospectus supplement.


Form and Denominations

         The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. (ss.203)

         Winn-Dixie anticipates that global debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. Winn-Dixie also anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

         DTC has advised Winn-Dixie that it is:

     o    a  limited-purpose  trust company organized under the New York Banking
          Law;

     o    a "banking  organization"  within the meaning of the New York  Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

         DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security, is in turn recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, unless use of the book-entry system for the debt securities is discontinued or in other limited circumstances.

         To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

         Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

         In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to Winn-Dixie as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

         Principal and interest payments on the debt securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or Winn-Dixie, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Winn-Dixie, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

         Except as described in this prospectus, a beneficial owner of an interest in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities.

         The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

         DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of Winn-Dixie, the subsidiary guarantors or the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

     o DTC notifies Winn-Dixie that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary is not appointed within 90 days of the notification or of Winn-Dixie becoming aware of DTC's ceasing to be so registered, as the case may be,

     o Winn-Dixie determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

     o an event of default under the indenture has occurred and is continuing with respect to the debt securities of any series,

Winn-Dixie will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities. (ss.ss.301,
302)



         Ranking of Debt Securities; Subsidiary Guarantees

         The debt securities will be unsecured unsubordinated obligations of Winn-Dixie. The debt securities will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness.

         Except as otherwise specified in the prospectus supplement, the subsidiary guarantors will guarantee the debt securities of a series, and the following provisions will apply to the guarantees of the subsidiary guarantors.

         Subject to the limitations described below and in the prospectus supplement, the subsidiary guarantors will, jointly and severally, unconditionally guarantee the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our obligations under the indenture and the debt securities of a series.

         Each guarantee will be limited in amount to any amount not to exceed the maximum amount that can be guaranteed by the relevant subsidiary guarantor without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     o    was solvent or rendered insolvent by reason of such incurrence;

     o was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

     o if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

     o    it could not pay its debts as they became due.

         Each guarantee will be a continuing guarantee and will:

     o remain in full force and effect until either (a) payment in full of all the guaranteed obligations under the indenture and the debt securities (or the applicable debt securities are defeased and discharged in accordance with the defeasance provisions of the indenture) or (b) released as described in the following paragraphs,

     o    be binding upon each subsidiary guarantor, and

     o inure to the benefit of and be enforceable by the trustee, the holders and their successors, transferees and assigns.

         In the event Winn-Dixie or any Subsidiary conveys, sells, assigns, transfers or otherwise disposes of all or substantially all the capital stock or assets of any Subsidiary that is a subsidiary guarantor to one or more persons other than affiliates of Winn-Dixie in a transaction not prohibited by the indenture, such subsidiary guarantor will be deemed released and relieved of its obligations under its guarantee without any further action required on the part of the trustee or any holder and no other person acquiring or owning the assets or capital stock of such subsidiary guarantor (if not otherwise a Significant Subsidiary) will be required to enter into a guarantee. In addition, the prospectus supplement may specify additional circumstances under which a subsidiary guarantor can be released from its guarantee.

         In the event of any consolidation by Winn-Dixie with or merger of Winn-Dixie into any other person or an sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of Winn-Dixie to any person in accordance with the indenture, no subsidiary of the successor person formed by such consolidation or into which Winn-Dixie is merged or to which such sale, assignment, transfer, lease or other conveyance is made will be required to assume any obligations of the subsidiary guarantors under the indenture, the debt securities or the guarantees if such successor person
(i) has, at the time of such transaction, a long-term unsecured debt rating from both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services no lower than the lowest rating than assigned by either such rating agency to such indebtedness of Winn-Dixie and (ii) any long-term unsecured debt of the successor person generally does not have the benefit of any guarantees similar to the guarantees of the subsidiary guarantors.

         The indenture provides that any Significant Subsidiary that was not in existence (or not a Significant Subsidiary) on the date the debt securities of any series are first issued under the indenture will become a subsidiary guarantor with respect to the debt securities of such series promptly upon becoming such a Significant Subsidiary by executing and delivering to the trustee a supplemental indenture and an opinion of counsel to the effect that such supplemental indenture has been duly authorized and executed by such Significant Subsidiary and such supplemental indenture and such Significant Subsidiary's obligations under its guarantee and the indenture constitute the legal, valid, binding and enforceable obligations of such Significant Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the trustee in its discretion). (ss. 1605)


Certain Covenants

         Limitation on Liens. The indenture provides that we will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume, guarantee or otherwise become liable for any Debt secured by a Lien on any Principal Property or by a Lien on any Debt or shares of capital stock of, or other ownership interests in, any Restricted Subsidiary ("Secured Debt") (whether such Principal Property, Debt, shares of capital stock or ownership interests are owned or outstanding at the date of the indenture or thereafter acquired or issued, as the case may be) if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt (as defined below)) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions (as defined below)) would exceed 10% of our Consolidated Net Tangible Assets as of the date of determination, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such Secured Debt, that the debt securities, shall be secured equally and ratably with (or, at the option of Winn-Dixie, prior to) such Secured Debt (but only for so long as such Secured Debt is so secured).

         The provisions set forth in the immediately preceding paragraph shall not apply to Debt secured by the following Liens ("Excluded Debt"):

               (1) Liens existing as of the date of the indenture;

               (2) Liens on any Principal Property, Debt, shares of capital stock or other ownership interests existing at the time of acquisition thereof (whether by merger, consolidation, acquisition of stock or assets or otherwise) by us or any of our Subsidiaries;

               (3) Liens upon or with respect to any Principal Property acquired, constructed or improved by us or any of our Subsidiaries after the date of the indenture which (A) are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise), or the completion of construction or improvement, as the case may be, of such Principal Property, and (B) secure Debt incurred or assumed to finance all or any part of the purchase price of such Principal Property or the cost of such construction or improvement, as the case may be, provided that such Liens are limited to the Principal Property so acquired, constructed or improved and the amount of such Debt does not exceed the purchase price of such acquisition (determined as of the date of such acquisition) or the cost of such construction or improvement (determined as of the date of completion of such construction or improvement), as the case may be, and provided, further, that for purposes of this clause (3), the date of acquisition of any Principal Property acquired by merger, consolidation or acquisition of stock shall be the effective date of such merger or consolidation or the date such stock acquisition is completed, as the case may be;

               (4) Liens originally entered into by a Person other than us or one of our Subsidiaries and existing at the time such Person was acquired by us or any of our Subsidiaries (whether by merger, consolidation, acquisition of stock or otherwise);

               (5) Liens on the property of any Subsidiary securing Debt owing by such Subsidiary to us or to any other Subsidiary;

               (6) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies incurred in connection with industrial revenue, pollution control, private activity bond or similar financing;

               (7) Liens or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (8) Liens for taxes, governmental assessments or similar governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty or which are being contested by us in good faith and by appropriate action;

               (9) statutory liens and landlords', carriers', workers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's and other similar Liens arising by operation of law in the ordinary course of business and with respect to amounts not yet delinquent or which are being contested by us in good faith and by appropriate action;

               (10) Liens or deposits to secure (a) performance in connection with bids, tenders, contracts or leases to which we or a Subsidiary is a party and which Liens and deposits do not secure Debt or (b) surety, stay, appeal, indemnity, customs or performance bonds which do not involve Debt;

               (11) easements, exceptions, reservations or similar encumbrances on real property that do not materially interfere with the operation of such property or impair the value of such property for the purposes for which such property is or may reasonably be expected to be used by us or our Subsidiaries;

               (12) Liens created in connection with a project financed with, and created to secure indebtedness or lease obligations substantially related to (a) the acquisition of assets not previously owned by us or any Subsidiary, or (b) the financing of a project involving the development or expansion of our properties or properties of any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary or any of our assets or any assets of any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof); and

               (13) Liens for the sole purpose of extending, renewing or replacing in whole or in part the Debt secured thereby referred to in the foregoing clauses (1) through (12), inclusive, or in this clause
          (13); provided, however, that the Debt excluded pursuant to this clause (13) shall be excluded only in an amount not to exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (together with any premium, fees or expenses (other than interest) payable in connection with any such replacement, extension or renewal), and that such extension, renewal or replacement shall be limited to all or a part of the Principal Property, Debt, shares of capital stock or other ownership interests, as the case may be, subject to the Lien so extended, renewed or replaced. (ss.1006)

         Limitation on Sale and Leaseback Transactions. The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction involving any Principal Property or portion thereof (whether such Principal Property is owned at the date of the indenture or thereafter acquired), if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions) would exceed 10% of our Consolidated Net Tangible Assets as of the date of determination.

         The provisions set forth in the immediately preceding paragraph shall not apply to any Sale and Leaseback Transaction (an "Excluded Transaction") if:

               (1)  within  180 days from the date of the sale of the  Principal
          Property (or portion thereof) involved in such Sale and Leaseback Transaction, Winn-Dixie or such Subsidiary applies an amount not less than the net proceeds of the sale of the Principal Property (or portion thereof) sold pursuant to such Sale and Leaseback Transaction and to retire (other than pursuant to a payment at maturity, a mandatory sinking fund payment or any other mandatory repurchase, redemption, prepayment or retirement) Funded Debt of Winn-Dixie or any Subsidiary (other than Funded Debt held by Winn-Dixie or any Subsidiary of Winn-Dixie and Funded Debt of Winn-Dixie which is subordinate in right of payment to the securities), or to purchase other property having a fair value (as determined by the Board of Directors by Board Resolution) at least equal to the net proceeds of the sale (as determined by the Board of Directors by Board Resolution) of the Principal Property (or portion thereof) sold in such Sale and Leaseback Transaction and which other property constitutes a Principal Property (or portion thereof);

               (2) such Sale and Leaseback Transaction occurs within 360 days after the latest to occur of the date of acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise) by us or such Subsidiary or the completion of construction of the Principal Property (or portion thereof) sold pursuant to such transaction;

               (3) such Sale and Leaseback Transaction is between us and any Subsidiary or between any Subsidiaries;

               (4) at the time such Sale and Leaseback Transaction is entered into, the term of the related lease (including any renewals thereof as the option of the lessor or the lessee) to us or such Subsidiary of the Principal Property (or portion thereof) sold pursuant to such transaction is three years or less;

               (5) such Sale and Leaseback Transaction is a transaction in which the relevant Principal Property (or portion thereof) is sold to and leased back from a government or governmental body in connection with industrial revenue, pollution control, private activity bond or similar financing;

               (6) such Sale and Leaseback Transaction was entered into by us or one of our Subsidiaries prior to the date of the indenture;

               (7) in the case of a Sale and Leaseback Transaction originally entered into by a Person other than us or one of our Subsidiaries, such Sale and Leaseback Transaction was existing at the time such Person was acquired by us or any of our Subsidiaries (whether by merger, consolidation, acquisition of stock or otherwise); or

               (8) such Sale and Leaseback Transaction is for the sole purpose of extending, renewing or replacing in whole or in part the Liens referred to in the clauses (1), (2) and (3) under "-- Covenants of Winn-Dixie -- Limitations on Liens" provided, however, that the net proceeds of the sale of the Principal Property sold pursuant to such Sale and Leaseback Transaction excluded pursuant to this clause (10) shall be excluded only in an amount not to exceed the principal amount of Debt so secured by such Liens at the time of such extension, renewal or replacement (together with any premium, fee or expenses (other than interest) payable in connection with any such replacement, extension or renewal), and that such extension, renewal or replacement shall be limited to all or a part of the Principal Property, Debt, shares of capital stock or other ownership interests, as the case may be, subject to the Liens so extended, renewed or replaced. (ss.1007)

         The indenture does not restrict the incurrence of unsecured debt by us or any of our Subsidiaries or, except as set forth under "--Consolidation, Merger and Sale of Assets", the transfer of a Principal Property to Winn-Dixie, a Subsidiary or any third party.

         Consolidation, Merger and Sale of Assets. The indenture provides that we will not, in any transaction or series of related transactions, consolidate or merge with or into any other person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any other person unless:

     o either (1) we will be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the securities outstanding under the indenture and the due and punctual performance of all of our other obligations under the indenture and the debt securities;

     o immediately after giving effect to such transaction or transactions, no event of default under the indenture, and no event which, after notice or lapse of time or both would become an event of default under the indenture, shall have occurred and be continuing; and

     o    certain other conditions are met. (ss.801)

     Upon any consolidation by Winn-Dixie with or merger of Winn-Dixie into any other person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the assets of Winn-Dixie to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or into which Winn-Dixie is merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, Winn-Dixie under the indenture with the same effect as if such successor person had been named as Winn-Dixie therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities. (ss.802)

     The indenture provides that customary "granting" clauses in a mortgage, security agreement or other similar instrument (a "security agreement") shall not be deemed to be a sale, lease, assignment, transfer or conveyance of assets within the meaning of the second preceding paragraph; provided that such security agreement is entered into solely for the purpose of granting a mortgage, security interest or other lien on assets to a third party (a "secured party") for the purpose of securing an obligation to such secured party and not as a means of effecting a direct or indirect sale, lease, assignment, transfer or other conveyance of assets to such secured party; and provided, further, that the foregoing provisions of this paragraph shall cease to be applicable with respect to the assets subject to any security agreement if such assets shall in fact have been sold, leased, assigned, transferred or otherwise conveyed to a person other than Winn-Dixie or one of its Restricted Subsidiaries, whether upon foreclosure under such security agreement, exercise by the secured party of its rights thereunder or otherwise. (ss.1007)

     The indenture also provides that if, upon or as a result of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance, any Principal Property or portion thereof or any Debt or shares of capital stock of, or other ownership interests in, any Restricted Subsidiary would thereupon become subject to any Lien securing Debt and such Secured Debt would not be permitted by the covenant described above under "--Limitation on Liens," we or the successor person (if other than us) shall, immediately prior to such consolidation, merger, sale, lease, assignment, transfer or other conveyance, enter into a supplemental indenture whereby the debt securities, shall be secured equally and ratably with (or, at the option of Winn-Dixie, prior to) such Secured Debt (but only for so long as such Secured Debt is so secured). (ss.1006)

     Definitions.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Board of Directors and set forth in a Board Resolution) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Board of Directors" means our board of directors or any committee of that board duly authorized to act generally or in any particular respect for us under the indenture.

     "Consolidated Net Tangible Assets" means, with respect to us and as of any date of determination, our total assets and of our consolidated Subsidiaries determined in accordance with GAAP as they appear on our then most recently prepared consolidated balance sheet as of the end of a fiscal quarter, less (1) all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP and (2) all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill.

     "Debt" means indebtedness of Winn-Dixie or any of its Subsidiaries for borrowed money or evidenced by bonds, notes, debentures or other similar instruments issued by Winn-Dixie or by any of its Subsidiaries.

     "Funded Debt" means, as of any date of determination, any Debt of Winn-Dixie or any of its Subsidiaries which, under GAAP, would appear as indebtedness on a consolidated balance sheet of Winn-Dixie as of such date and which matures by its terms (or by its terms is extendible or renewable at the option of Winn-Dixie or such Subsidiary, as the case may be, for a period ending) more than 12 months from such date.

     "GAAP" means generally accepted accounting principles in the United States as in effect on the date of application thereof.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

     "Person" or "person" means any individual, corporation, business trust, partnership, joint venture, joint-stock company, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any store, supermarket, shopping center, service center or manufacturing, processing, distribution, research, research and development, warehousing or administration facility (in each case including, without limitation, land, leasehold interests, improvements, and fixtures) and any equipment (other than trucks and truck trailers) owned by us or any Subsidiary (including any of the foregoing acquired after the date of the indenture) and located within the United States of America, other than any of the foregoing which our Board of Directors by Board Resolution and in good faith declares, together with all other stores, supermarkets, shopping centers, service centers and manufacturing, processing, distribution, research, research and development, warehousing and administration facilities (in each case including, without limitation, land, leasehold interests, improvements and fixtures) and equipment (other than trucks and truck trailers) previously so determined, are not of material importance to the business conducted by us and our Subsidiaries taken as an entirety.

     "Restricted Subsidiary" means any Subsidiary of Winn-Dixie which (1) owns or leases a Principal Property (or portion thereof) and (2) (A) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America or (B) which is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement, in one transaction or a series of related transactions, with any person providing for the leasing to us or a Subsidiary of any Principal Property (or portion thereof), whether owned at the date of the indenture or thereafter acquired, which has been or is to be sold or transferred by us or such Subsidiary to such person (or to any other person designated by such person) with the intention of taking back a lease of such Principal Property (or portion thereof).

     "Significant Subsidiary" means, with respect to any person, any Subsidiary of such person (i) the consolidated net revenues of which for the most recent period of four fiscal quarters of Winn-Dixie for which quarterly and annual reports were required to be filed with the SEC under the Securities Exchange Act of 1934 were greater than $250,000,000 or (ii) the consolidated tangible assets of which as of the end of such period were greater than $50,000,000; provided that, if at any time the aggregate amount of the consolidated net revenues or consolidated tangible assets of all Subsidiaries that are not Significant Subsidiaries of Winn-Dixie exceeds 10% of Winn-Dixie's consolidated net revenues for any such period or 10% of Winn-Dixie's consolidated tangible assets as of the end of any such period, Winn-Dixie (or, in the event Winn-Dixie has failed to do so within 10 days, the trustee) shall designate sufficient Subsidiaries as "Significant Subsidiaries" of Winn-Dixie to eliminate such excess, and such designated Subsidiaries shall for all purposes of the indenture constitute Significant Subsidiaries of Winn-Dixie. For purposes of making the determinations required in this definition, revenues and assets of any foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of Winn-Dixie included in the applicable reports.

     "Subsidiary" means (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by us and/or one or more other Subsidiaries, and
(2) any other person in which we and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of at least a majority of the directors, trustees or members of any other governing body of such person.

     "Voting Stock" means, with respect to any corporation, securities of any class or series of such corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the corporation.


Events of Default

         The term "event of default" means any one of the following events with respect to any series of debt securities:

          (1) default for 30 days in payment of any interest on, or any additional amounts payable in respect of any interest on, any debt security of that series;

          (2) default in payment of any principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on any debt security of that series when due, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise;

          (3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

          (4) default by us in the performance, or breach, of any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than that series, or in any debt security of that series which shall not have been remedied for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

          (5) default in payment of any indebtedness for borrowed money of Winn-Dixie or any Subsidiary of Winn-Dixie in an aggregate principal amount in excess of $25,000,000, including such a default under the indenture with respect to debt securities of any other series, which default (i) is not cured; or (ii) shall have resulted in acceleration of the maturity of such indebtedness, in either such case, without such indebtedness having been discharged, or such declaration of acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given to us by the trustee, or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, a written notice specifying such default and requiring us or such Subsidiary to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled;

          (6) specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary;

          (7) in the event the Subsidiary Guarantors have issued guarantees with respect to the debt securities of such series, any guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Subsidiary Guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee; or

          (8) any other event of default established for the debt securities of that series. (ss.501)

     No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, or additional amounts or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. (ss.602)

         The indenture provides that if an event of default with respect to any series of debt securities occurs and is continuing (other than an event of default specified in clause (7) above), either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, a lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an event of default specified in clause (7) above occurs, all unpaid principal of and accrued interest on the debt securities of that series (or if debt securities of that series are original issue discount securities, a lesser amount as may be specified in the terms of that series of debt securities) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any debt security of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of that series then outstanding may rescind and annul a declaration of acceleration and its consequences. (ss.502)

         Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture. (ss.ss.601, 704)

         Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder. (ss.508)


Modification, Waivers and Meetings

         The indenture permits us, the subsidiary guarantors and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no modification or amendment shall, among other things,

     o change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any additional amounts, if any, with respect to any debt securities issued under the indenture,

     o reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt security, or any additional amounts with respect to any debt securities, or change our obligation to pay additional amounts,

     o reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of any debt security,

     o adversely affect any right of repayment or repurchase at the option of any holder,

     o change any place where or the currency in which debt securities are payable,

     o impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity,

     o make any change that adversely affects the right, if any, to convert or exchange debt securities for other debt securities,

     o reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences, or

     o reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment. (ss.902)

     The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

     o to add to the events of default or our covenants in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

     o to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

     o to establish the form or terms of debt securities of any series and any related coupons;

     o to cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of any series of debt securities issued under the indenture;

     o    to add new subsidiary guarantors; or

     o to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision. (ss.901)

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with some of the restrictive provisions of the indenture, including the covenants described above under "--Certain Covenants--Limitation on Liens" and "--Limitation on Sale and Leaseback Transactions," and other restrictive covenants, if any, which are applicable to a particular series of debt securities. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (ss.1010)

     The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon request, by Winn-Dixie or the holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to exceptions. (ss.ss.1502, 1504)


Discharge, Defeasance and Covenant Defeasance

     Upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture, including the obligation to pay additional amounts to the extent described below, when:

     o either (1) all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or (2) all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any additional amounts is at the time of deposit reasonably determinable by Winn-Dixie, in the exercise of its sole discretion, those additional amounts) to the date of this deposit, if these debt securities have become due and payable, or to the maturity of these debt securities, as the case may be;

     o we or a subsidiary guarantor, as the case may be, have paid all other sums payable under the indenture with respect to the debt securities of that series; and

     o the trustee has received an officers' certificate and an opinion of counsel called for by the indenture. (ss.401)

         If the debt securities of any series provide for the payment of additional amounts, we will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of these additional amounts as described above. (ss.401)

         We may elect with respect to any series of debt securities either

     o to defease and be discharged from any and all obligations with respect to that series of debt securities ("defeasance"), except for, among other things:

          (1) the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent that these amounts exceed the amount deposited in respect of these additional amounts as provided below,

          (2) the obligations to register the transfer or exchange of those debt securities,

          (3) the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

          (4) the obligation to maintain an office or agency in respect of that series of debt securities,

          (5)  the obligation to hold moneys for payment in trust, and

          (6)  the  obligation,  if  applicable,  to  exchange  or convert  debt
               securities   of  that  series  into  other  debt   securities  in
               accordance with their terms, or

     o to be released from its obligations with respect to the debt securities described above under "-- Certain Covenants--Limitation on Liens" and "--Limitation on Sale and Leaseback Transactions" and other specified restrictive covenants in the indenture and any other restrictive covenants, as may be applicable with respect to a particular series of debt securities, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of the additional amounts is at the time of deposit reasonably determinable by us, in the exercise of its sole discretion, the additional amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for these payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise. (ss.402(2), (3) & (4))

The defeasance or covenant defeasance described above shall only be effective if, among other things:

     o it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any subsidiary guarantor are a party or are bound;

     o in the case of defeasance, we will have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that, since the date of the indenture

          (1) we have received from or there has been published by the Internal Revenue Service a ruling
          or

          (2)  there has been a change in applicable federal income tax law;

     o in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

     o in the case of covenant defeasance, we will have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

     o if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem those debt securities on that date; and

     o no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of defeasance, no event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust. (ss.402(4))

         Unless the terms of an applicable series otherwise provides, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

          (1) the holder of a debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

          (2) a Conversion Event, as defined below, occurs in respect of the foreign currency in which the deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on that debt security as it becomes due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event based on (x) in the case of payments made under clause (A) above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the Conversion Event. (ss.402(5))

     "Conversion Event" means the cessation of use of:

     o a foreign currency both by the government of the country or the confederation which issued that foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

     o the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union, or

     o any currency unit or composite currency other than the ECU for the purposes for which it was established.

     In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants described above under "--Certain Covenants--Limitation on Liens" and "--Limitation on Sale and Leaseback Transactions," which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration. (ss.402)

Governing Law

     The indenture and the debt securities will be governed by the laws of the State of New York. (ss.113)


Payment and Transfer

     We will pay the principal, interest and premium, if any, on registered debt securities in the specified currency at the corporate trust office of the trustee or any other office we maintain for such purpose. Unless otherwise specified in the applicable prospectus supplement, payment of any interest on fully registered debt securities will be made by check mailed to the persons in whose names the debt securities are registered on the record date as set forth in either indenture or the applicable prospectus supplement. We will pay principal, interest and premium, if any, on debt securities in other forms in such manner and at such places as set forth in the applicable prospectus supplement. (ss.305)

     We will not charge a fee for any transfer or exchange of fully registered debt securities, but we may require payment of an amount sufficient to cover any tax or governmental charge related to such transfer or exchange. Provisions related to the transfer or exchange of debt securities in other forms will be set forth in the applicable prospectus supplement. (ss.305)


Regarding the Trustee

     The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.



                             DESCRIPTION OF WARRANTS

     We may issue warrants which evidence a right to purchase debt securities in the future at a price fixed in advance. We may issue warrants alone or together with any series of debt securities offered in any prospectus supplement. The warrants, evidenced by warrant certificates, may be attached to or separate from such debt securities. We will issue the warrants pursuant to a warrant agreement to be entered into by us and a warrant agent. The form of the warrant agreement will be filed as an exhibit to the registration statement of which this prospectus is a part.

     We will select the warrant agent at the time we issue the warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

     The following summaries of certain provisions of the form of warrant agreement and the warrant certificate are not complete. You should read all of the provisions of the form of warrant agreement and the warrant certificate.

General

     If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

     o    the offering price, if any;

     o the title, total principal amount and terms of the debt securities which may be purchased upon exercise of the warrants;

     o if applicable, the title and terms of the debt securities with which the warrants are issued and the number of warrants issued with each such debt security;

     o if applicable, the date on and after which the holder may transfer the warrants and the debt securities separately;

     o the principal amount of debt securities that the holder may purchase upon exercise of one warrant and the price at which the holder may purchase such principal amount of debt securities upon exercise;

     o the date on and after which the holder may exercise the warrants and the date on which such right shall expire;

     o federal income tax consequences applicable to the warrants and the debt securities which may be purchased upon exercise of the warrants;

     o whether the warrant certificates will be issued in registered or bearer form; and

     o    any other terms of the warrants.

     Holders of warrants may exchange warrant certificates for new warrant certificates of different denominations. Holders of warrants may present for registration or transfer registered warrant certificates at the corporate trust office of the warrant agent or any co-warrant agent, or at such other office listed in the prospectus supplement. Holders of warrants do not have any of the rights of holders of debt securities except to the extent that the consent of holders of warrants may be required for certain modifications to the indenture and the series of debt securities issuable upon exercise of the warrants. Holders of warrants are not entitled to payments of principal, interest or premium, if any, on such debt securities.

Exercise of the Warrants

     Holders of warrants may exercise the warrants by doing the following:

     o completing and executing the form of election to purchase on the reverse side of the warrant certificate;

     o surrendering the warrant certificate at the corporate trust office of the warrant agent or any co-warrant agent; and

     o submitting payment in full of the exercise price as set forth in the prospectus supplement.

     Upon exercise of the warrants, the warrant agent or any co-warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with the holder's instructions and at such holder's cost and risk. If a holder of warrants exercises less than all of the warrants evidenced by a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

                              PLAN OF DISTRIBUTION

     When we sell the debt securities and the warrants, we may do so in one or more of the following ways:

     o    through underwriters or dealers;

     o    directly to one or more purchasers; or

     o    through agents.


     When we offer to sell the debt securities and the warrants, a prospectus supplement will accompany the offer and will describe the specific terms of the offer, including:

     o    the name or names of any underwriters;

     o    the purchase price and the proceeds we will receive from such sale;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    any initial price at which the securities are offered to the public;

     o    any discounts or concessions  allowed or reallowed or paid to dealers;
          and

     o    any securities exchange on which we will list the securities.



     Only underwriters named in the prospectus supplement will be deemed to be underwriters in connection with the debt securities and the warrants offered by such prospectus supplement.

     If we use one or more underwriters in the sale of the debt securities and the warrants, we shall enter into an underwriting agreement with such underwriters, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The underwriters will acquire the debt securities and the warrants for their own account. The underwriters may then resell such debt securities and warrants to the public in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities and the warrants will be subject to the fulfillment of certain conditions which are set forth in the underwriting agreement. The underwriters, however, will be obligated to purchase all the debt securities and the warrants of the series offered by the prospectus supplement if any such debt securities and warrants are purchased. Any initial price at which the securities are offered to the public and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement, one or more firms may purchase our securities in accordance with applicable redemption or repayment provisions and subsequently offer and sell such securities in a remarketing transaction. Such firms may be acting as principals for their own accounts or as agents for us. We will identify any such firm and describe its compensation and the terms of its agreement with us to remarket the securities, if any, in the prospectus supplement. By virtue of their remarketing activities, such firms may be subject to securities laws and regulations applicable to underwriters.

     We may also sell the debt securities and the warrants directly or through agents which we designate from time to time. We will identify any agent involved in the offering and sale of the debt securities and warrants and will list any commissions we paid to the agent in the accompanying prospectus supplement. Unless we indicate otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of such agent's appointment.

     We may authorize agents, underwriters or dealers to solicit offers from certain institutional investors to purchase the debt securities and the warrants and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of debt securities and warrants that it may purchase or on the portion of the aggregate principal amount of such debt securities and warrants that it may sell under such arrangements. Institutional investors from which such offers may be solicited include:

     o    commercial and savings banks;

     o    insurance companies;

     o    pension funds;

     o    investment companies;

     o    educational and charitable institutions; and

     o    such other institutions as we may approve.


     Such institutional investors' obligations under such delayed delivery and payment arrangements will not be subject to any conditions except:

     o the institutional investor's purchase of the particular debt securities and warrants shall not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which that institution is subject; and

     o if the particular debt securities and warrants are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the debt securities and warrants less the principal amount of such debt securities and warrants covered by such arrangements.

     Underwriters will not have any responsibility in respect of the validity of any delayed delivery and payment arrangements or the performance by us or such institutional investors under such arrangements.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of the debt securities and warrants that may stabilize, maintain, or otherwise affect the price of such debt securities and warrants, such intention and a description of such transactions will be described in an accompanying prospectus supplement.

     We may have agreements with the agents and underwriters entitling them to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make relating to such liabilities. Agents and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the debt securities, the warrants to purchase debt securities and the guarantees of debt securities will be passed upon for us by
E. Ellis Zahra, Jr., Esq., Senior Vice President and General Counsel of Winn-Dixie, and by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. The legality of the debt securities, the warrants to purchase debt securities and the guarantees of debt securities will be passed upon for any underwriter or agent by counsel identified in the applicable prospectus supplement.



                                     EXPERTS

     The consolidated financial statements and schedule of Winn-Dixie as of June 28, 2000 and June 30, 1999, and for each of the three years in the period ended June 28, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Winn-Dixie issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

Filing Fee - Securities and Exchange Commission.................       $264,000
Accounting Fees and Expenses....................................          5,000
Legal Fees and Expenses.........................................         50,000
Printing and Engraving..........................................         10,000*
Trustee's and Warrant Agent's Charges...........................         13,000*
Rating Agency Fees..............................................        473,000
Blue Sky Fees and Expenses......................................          2,500
Miscellaneous...................................................         10,000

                  Total.........................................       $850,000

----------

* Estimated subject to future contingencies.

ITEM 15. Indemnification of Directors and Officers

         Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article XIII of the Registrant's By-Laws provides for indemnification of directors, officers, employees and agents of the Registrant to the fullest extent permitted by law, subject to court determination or authorization in each specific case by majority vote of a quorum of the Registrant's disinterested directors or shareholders, or of a disinterested committee appointed by the Registrant's directors, or by independent legal counsel, upon a determination that the applicable standard of conduct prescribed by the Florida Statutes was met. Such indemnification may also be ordered by a court of competent jurisdiction upon application of the director, officer, employee or agent seeking such indemnification.

         Reference is made to the form of Underwriting Agreement included herein as an exhibit to the Registration Statement for provisions regarding indemnification of Winn-Dixie's officers, directors and controlling persons against certain liabilities.

ITEM 16. Exhibits


  Exhibit No.                          Description of Instrument
               1 Any Underwriting Agreement relating to debt securities and warrants to purchase debt securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
            *4.1 Form of Indenture for senior debt securities dated as of December 26, 2000 among Winn-Dixie, the Guarantors named therein and First Union National Bank as Trustee. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
             4.2 Form of Indenture for senior debt securities among Winn-Dixie, the Guarantors named therein and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 is hereby incorporated by reference to Exhibit 4.1 (except for name of Trustee). The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
             4.3 Form of Warrant Agreement to be entered into between Winn-Dixie and the Warrant Agent (including form of Warrant Certificate) will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
              *5 Opinion of E. Ellis Zahra, Jr., Senior Vice President and General Counsel of Winn-Dixie, regarding the legality of the Securities.
            **12  Computation of Ratio of Earnings to Fixed Charges.
              23  Consent of KPMG LLP (included on p. II-17 herein)
           23(a) Consent of E. Ellis Zahra, Jr., Senior Vice President and General Counsel of Winn-Dixie. (included in Exhibit 5)
           23(b) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included on p. II-17 herein)
              24 Power of Attorney of certain officers and directors. (included as part of the signature pages hereof)
             *25  Statement of Eligibility of the Trustee on Form T-1.


*Filed herewith.
**Incorporated by reference to Exhibit 12 of Winn-Dixie's Registration Statement on Form S-3 (No. 333-50496).

ITEM 17. Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Stores, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.

 .
                                                      Winn-Dixie Stores, Inc.



                                             By:__/s/ ALLEN R. ROWLAND__________
                                                  --------------------
                                               Title:  Chief Executive Officer





                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Stores, Inc. whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.





               Signature                                  Title

/s/          A. DANO DAVIS
-------------------------------
            (A. Dano Davis)                        Chairman and Director


/s/         ALLEN R. ROWLAND                     President and Director
--------------------------------
           (Allen R. Rowland)                   (Chief Executive Officer)


/s/        RICHARD P. McCOOK                    Senior Vice President
---------------------------------
          (Richard P. McCook)                  (Chief Financial Officer)

/s/         D. MICHAEL BYRUM                     Corporate Controller
---------------------------------
           (D. Michael Byrum)                   (Chief Accounting Officer)

/s/         RONALD TOWNSEND
---------------------------------
           (Ronald Townsend)                        Director

/s/          T. WAYNE DAVIS
---------------------------------
            (T. Wayne Davis)                        Director

/s/         RADFORD D. LOVETT
---------------------------------
           (Radford D. Lovett)                      Director

/s/         CHARLES P. STEPHENS
---------------------------------
           (Charles P. Stephens)                    Director

/s/         ARMANDO M. CODINA
----------------------------------
           (Armando M. Codina)                      Director

/s/         CARLETON T. RIDER
----------------------------------
           (Carleton T. Rider)                      Director

/s/           JULIA B. NORTH
----------------------------------
             (Julia B. North)                        Director

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Astor Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.





                                                           Astor Products, Inc.



                                                       By:/s/ Richard P. McCook
                                                          ---------------------
                                                         Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Astor Products, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



               Signature                                     Title

/s/        ALLEN R. ROWLAND                         President and Director
--------------------------------------
          (Allen R. Rowland)                     (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/        D. MICHAEL BYRUM                 (Principal Financial Officer and
---------------------------------------
          (D. Michael Byrum)                     Principal Accounting Officer)

/s/         KELLIE D. ROSS
---------------------------------------
           (Kellie D. Ross)                              Director

/s/        JOHN R. SHEEHAN
---------------------------------------
          (John R. Sheehan)                              Director


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Crackin' Good, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                           Crackin' Good, Inc.

                                                    By:/s/ Richard P. McCook
                                                       ---------------------
                                                    Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Crackin' Good, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                 Signature                                     Title

/s/          ALLEN R. ROWLAND                         President and Director
-------------------------------------
            (Allen R. Rowland)                     (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/          D. MICHAEL BYRUM                 (Principal Financial Officer and
-------------------------------------
            (D. Michael Byrum)                     Principal Accounting Officer)

/s/           KELLIE D. ROSS
--------------------------------------
               (K. D. Ross)                                 Director

/s/          JOHN R. SHEEHAN
---------------------------------------
            (John R. Sheehan)                               Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Deep South Products., Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                    Deep South Products., Inc.



                                                    By: /s/ Richard P. McCook
                                                        ---------------------
                                                    Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Deep South Products., Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                            Signature                         Title

/s/          ALLEN R. ROWLAND                          President and Director
---------------------------------------
            (Allen R. Rowland)                     (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/          D. MICHAEL BYRUM                 (Principal Financial Officer and
----------------------------------------
            (D. Michael Byrum)                     Principal Accounting Officer)

/s/           KELLIE D. ROSS
----------------------------------------
             (Kellie D. Ross)                               Director

/s/             JOHN R. SHEEHAN
----------------------------------------
               (John R. Sheehan)                            Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Dixie Packers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                           Dixie Packers, Inc.


                                                     By:  /s/ Richard P. McCook
                                                          ---------------------
                                                     Title:    Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Dixie, Packers, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



             Signature                                      Title

/s/       ALLEN R. ROWLAND                         President and Director
-------------------------------------
         (Allen R. Rowland)                     (Principal Executive Officer)

                                         Vice President and Assistant Secretary
/s/       D. MICHAEL BYRUM                 (Principal Financial Officer and
-------------------------------------
         (D. Michael Byrum)                     Principal Accounting Officer)

/s/         KELLIE D. ROSS
-------------------------------------
           (Kellie D. Ross)                            Director

/s/        JOHN R. SHEEHAN
-------------------------------------
          (JOHN R. Sheehan)                            Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Monterey Canning Co., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.

                                                         Monterey Canning Co.


                                                      By: /s/ Richard P. McCook
                                                          ---------------------
                                                      Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Monterey Canning Co., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                          Signature                         Title

/s/             ALLEN R. ROWLAND                    President and Director
----------------------------------------
               (Allen R. Rowland)                 (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/             D. MICHAEL BYRUM               (Principal Financial Officer and
----------------------------------------
               (D. Michael Byrum)                  Principal Accounting Officer)

/s/              KELLIE D. ROSS
----------------------------------------
                (Kellie D. Ross)                       Director

/s/             RICHARD P. McCOOK
----------------------------------------
               (Richard P. McCook)                     Director

/s/                JOHN R. SHEEHAN
----------------------------------------
                  (John R. Sheehan)                     Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Charlotte, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                     Winn-Dixie Charlotte, Inc.



                                                    By: /s/ Richard P. McCook
                                                        ---------------------
                                                    Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Charlotte, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



               Signature                                      Title

/s/        JOHN DARRYL FITZGERALD                            President
-------------------------------------------
          (John Darryl Fitzgerald)                 (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/          D. MICHAEL BYRUM                 (Principal Financial Officer and
--------------------------------------------
            (D. Michael Byrum)                     Principal Accounting Officer)

/s/           KELLIE D. ROSS
--------------------------------------------
             (Kellie D. Ross)                               Director

/s/          ALLEN R. ROWLAND
--------------------------------------------
            (Allen R. Rowland)                              Director

/s/          DANIEL G. LAFEVER
--------------------------------------------
            (Daniel G. LaFever))                            Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Logistics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                     Winn-Dixie Logistics, Inc.



                                                     By: /s/ Richard P. McCook
                                                         ---------------------
                                                     Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Logistics, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                  Signature                              Title

/s/            ALLEN R. ROWLAND                 President and Director
------------------------------------------
              (Allen R. Rowland)              (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/            D. MICHAEL BYRUM              (Principal Financial Officer and
-------------------------------------------
              (D. Michael Byrum)                 Principal Accounting Officer)

/s/             KELLIE D. ROSS
-------------------------------------------
                (Kelly D. Ross)                      Director

/s/            DANIEL G. LAFEVER
-------------------------------------------
              (Daniel G. LaFever))                   Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Louisiana, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                    Winn-Dixie Louisiana, Inc.



                                                     By:  /s/ Richard P. McCook
                                                         ---------------------
                                                     Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Louisiana, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



               Signature                                       Title

/s/         MICHAEL J. ISTRE                                 President
--------------------------------------------
           (Michael J. Istre)                     (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/         D. MICHAEL BYRUM                 (Principal Financial Officer and
--------------------------------------------
           (D. Michael Byrum)                     Principal Accounting Officer)

/s/           KELLIE D. ROSS
--------------------------------------------
             (Kellie D. Ross)                                 Director

/s/          ALLEN R. ROWLAND
--------------------------------------------
            (Allen R. Rowland)                                Director

/s/         DANIEL G. LAFEVER
--------------------------------------------
           (Daniel G. LaFever))                               Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Montgomery, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                  Winn-Dixie Montgomery, Inc.



                                                   By:  /s/ Richard P. McCook
                                                        ---------------------
                                                   Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Montgomery, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                Signature                                      Title

 /s/       DANIEL J. RICHARDSON                              President
 -------------------------------------------
          (Daniel J. Richarson)                   (Principal Executive Officer)

                                         Vice President and Assistant Secretary
/s/        D. MICHAEL BYRUM                 (Principal Financial Officer and
--------------------------------------------
           (D. Michael Byrum)                     Principal Accounting Officer)

/s/          KELLIE D. ROSS
-----------------------------------------
            (Kellie D. Ross)                                Director

/s/         ALLEN R. ROWLAND
------------------------------------------
           (Allen R. Rowland)                               Director

/s/        DANIEL G. LAFEVER
-------------------------------------------
          (Daniel G. LaFever)                               Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Procurement, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.



                                                    Winn-Dixie Procurement, Inc.



                                                   By:  /s/ Richard P. McCook
                                                        ---------------------
                                                   Title:  Vice President

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Procurement, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                    Signature                                   Title

/s/          ALLEN R. ROWLAND                          President and Director
-----------------------------------------
            (Allen R. Rowland)                     (Principal Executive Officer)

                                         Vice President and Assistant Secretary
/s/          D. MICHAEL BYRUM                 (Principal Financial Officer and
-----------------------------------------
            (D. Michael Byrum)                  Principal Accounting Officer)

/s/            KELLIE D. ROSS
-----------------------------------------
              (Kellie D. Ross)                           Director

/s/           JOHN R. SHEEHAN
-----------------------------------------
             (John R. Sheehan)                            Director







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Winn-Dixie Raleigh, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of December, 2000.




                                                     Winn-Dixie Raleigh, Inc.



                                                     By:  /s/ Richard P. McCook
                                                          ---------------------
                                                     Title:  Vice President




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Raleigh, Inc., whose signature to this Registration Statement appears below hereby constitutes and appoints E. Ellis Zahra, Jr. and Richard P McCook, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2000.



                 Signature                                Title

/s/    HARRISON M. SOLANA, JR.                           President
-----------------------------------------
      (Harrison M. Solana, Jr.)                  (Principal Executive Officer)

                                          Vice President and Assistant Secretary
/s/      D. MICHAEL BYRUM                    (Principal Financial Officer and
-----------------------------------------
        (D. Michael Byrum)                     Principal Accounting Officer)

/s/       KELLIE D. ROSS
-----------------------------------------
          (Kelly D. Ross)                                  Director

/s/       ALLEN R. ROWLAND
-----------------------------------------
         (Allen R. Rowland)                                Director

/s/      DANIEL G. LAFEVER
------------------------------------------
        (Daniel G. LaFever)                                Director

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                      KPMG LLP

Jacksonville, Florida

December 26, 2000





                               CONSENT OF COUNSEL

         We consent to the reference made to us under the heading "Legal Opinions" in the prospectus relating to debt securities and warrants to purchase debt securities filed with this registration statement on Form S-3 of Winn-Dixie Stores, Inc.




                                          LeBoeuf, Lamb, Greene & MacRae L.L.P.,
             a limited liability partnership including professional corporations

New York, New York

December 26, 2000

                                INDEX TO EXHIBITS

     Exhibit Number                   Description of Instrument


  Exhibit No.                         Description of Instrument
               1 Any Underwriting Agreement relating to debt securities and warrants to purchase debt securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
            *4.1 Form of Indenture for senior debt securities dated as of December 26, 2000 among Winn-Dixie, the Guarantors named therein and First Union National Bank as Trustee. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
             4.2 Form of Indenture for senior debt securities among Winn-Dixie, the Guarantors named therein and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 is hereby incorporated by reference to Exhibit 4.1. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
             4.3 Form of Warrant Agreement to be entered into between Winn-Dixie and the Warrant Agent (including form of Warrant Certificate) will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
              *5 Opinion of E. Ellis Zahra, Jr., Senior Vice President and General Counsel of Winn-Dixie, regarding the legality of the Securities.
            **12  Computation of Ratio of Earnings to Fixed Charges.
              23  Consent of KPMG LLP (included on p. II-17 herein)
           23(a)  Consent of E. Ellis  Zahra,  Jr.,  Senior  Vice  President and
                  General  Counsel of  Winn-Dixie. (included in Exhibit 5)
           23(b)  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included on
                  p. II-17 herein)
              24 Power of Attorney of certain officers and directors. (included as part of the signature pages hereof)
             *25  Statement of Eligibility of the Trustee on Form T-1.


*Filed herewith.

**Incorporated by reference to Exhibit 12 of Winn-Dixie's Registration Statement on Form S-3 (No. 333-50496).